Exhibit 10.2
SECURITY AGREEMENT
     This Security Agreement (“this Agreement”) is made this date by and between A Smart Move L.L.C. (“Debtor”) and the persons listed on Exhibit A to this Agreement (“Secured Parties”).
     Section 1. Grant of Security Interest
     Debtor, in consideration of the indebtedness described in this Agreement, hereby grants, conveys, and assigns to Secured Parties for security all of Debtor’s existing and future right, title and interest in, to, and under the property listed in Section 2 of this Agreement. This security interest is granted to the Secured Parties to (a) secure the payment of the indebtedness evidenced by Debtor’s notes payable to Secured Parties dated as set forth in Exhibit A (Notes”) in the aggregate principal sum of $2,230,000 with interest thereon, and all renewals, extensions, and modifications of the Notes; (b) the payment, performance and observance of all obligations, covenants and agreements to be paid, performed or observed by Debtor under those certain Notes of even date, herewith, between Secured Parties and the Debtor (“Notes”); (c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (d) the performance of the agreements and warranties of Debtor contained in this Agreement, or incorporated in this Agreement by reference.
     Section 2. Property
     The property subject to the security interest (the Collateral) is all of Debtor’s present and future right, title, and interest in and to, all benefits of Debtor arising from, and all monies due or to become due under or in connection with the collateral set forth on Exhibit B.
     Section 3. Covenants of Debtor
     The Debtor agrees and covenants as follows:
     3.1 Payment of Principal and Interest. The Debtor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Notes, any prepayment and late charges provided in the Notes, and all other sums secured by this Agreement.
     3.2 Corporate Existence. The Debtor is a limited liability company duly organized and existing under the laws of the state of Colorado and is duly qualified in every other state in which it is doing business.
     3.3 Corporate Authority. The execution, delivery, and performance of this Agreement and the execution and payment of the Notes are within Debtor’s corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Debtor’s articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which the Debtor is a party or by which it is bound.
     3.4 Ownership of Collateral. The Debtor is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.
     Section 4. Use of Collateral
     Until default, debtor may use the collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of insurance, and may sell the collateral in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.
     Section 5. Perfection of Security Interest
     The Debtor agrees to execute and file financing statements, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue the Secured Parties’ interest in the Collateral, all at the Debtor’s expense. If requested by a Secured Party, Debtor shall deliver into the Secured Parties’ possession any and all source codes for the Programs.
     Section 6. Taxes and Assessments
     The Debtor will pay or cause to be paid promptly when due all taxes and assessments on the Collateral, this Agreement, and the Notes. The Debtor may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.
     Section 7. Insurance
     The Debtor shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral except accounts receivable, against such risks as the Secured Parties may reasonably require, in such form, for such periods, and written by such companies as may be satisfactory to the Secured Parties. All policies of insurance shall have endorsed a loss payable clause acceptable to the Secured Parties and/or such other endorsements as the Secured Parties may from time to time request, and the Debtor will promptly provide the Secured Parties with the original policies or certificates of such insurance. The Debtor shall promptly notify the Secured Parties of any loss or damage that may occur to the Collateral. The Secured Parties are hereby authorized to make proof of loss if it is not made promptly by the Debtor. All proceeds of any insurance on the Collateral shall be held by the Secured Parties as a part of the Collateral. Such proceeds shall be paid out from time to time upon order of the Debtor for the purpose of paying the reasonable cost of repairing or restoring the property damaged. Any proceeds that have not been so paid out within 120 days following their receipt by the Secured Parties shall be applied to the prepayment of principal on the Notes. In the event of failure to provide insurance as herein provided, the Secured Parties may, at the Secured Parties’ option, provide such insurance at the Debtor’s expense.
     Section 8. Application of Payments
     Unless applicable law provides otherwise, all payments received by the Secured Parties from the Debtor under the Notes and/or this Agreement shall be applied by the Secured Parties in the following order of priority: (i) interest payable on the Notes in the manner provided therein; (ii) principal of the Notes in the manner provided therein; and (iii) any other sums secured by this Agreement in such order as the Secured Parties, at the Secured Parties’ option, may determine.
     Section 9. Protection of Secured Parties’ Security
     If the Debtor fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Secured Parties therein, including, but not limited to insolvency or arrangements or proceedings involving a bankrupt or decedent, then the Secured Parties, at the Secured Parties’ option, may make such appearance, disburse such sums, and take such action as the Secured Parties deems necessary, in their sole discretion, to protect the Secured Parties’ interest, including but not limited to (i) disbursement of attorneys’ fees, (ii) entry upon the Debtor’s property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Secured Parties pursuant to this Section, with interest thereon, shall become additional indebtedness of the Debtor secured by this Agreement. Unless the Debtor and the Secured Parties agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Notes unless collection from the Debtor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Debtor under applicable law. Nothing contained in this Section shall require the Secured Parties to incur any expense or take any action.
     Section 10. Debtor and Lien Not Released
     From time to time, the Secured Parties may, at the Secured Parties’ option, without giving notice to or obtaining the consent of the Debtor, the Debtor’s successors or assigns or of any other lienholder or guarantors, without liability on the Secured Parties’ part, and notwithstanding the Debtor’s breach of any covenant or agreement of the Debtor in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, join in any extension or subordination agreement, and agree in writing with the Debtor to modify the rate of interest of the Notes. Any actions taken by the Secured Parties pursuant to the terms of this Section shall not affect the obligation of the Debtor or the Debtor’s successors or assigns to pay the sums secured by this Agreement and to observe the covenants of the Debtor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral. The Debtor shall pay the Secured Parties a reasonable service charge, together with such insurance premiums and attorneys’ fees as may be incurred at the Secured Parties’ option for any such action if taken at the Debtor’s request.
     Section 11. Forbearance by Secured Parties Not a Waiver
     Any forbearance by the Secured Parties in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Secured Parties of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Parties’ right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by the Secured Parties shall not be a waiver of the Secured Parties’ right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Secured Parties’ receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive the Debtor’s default in payment of sums secured by this Agreement.
     Section 12. Uniform Commercial Code Security Agreement
     This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Debtor hereby grants the Secured Parties a security interest in said items. The Debtor agrees that the Secured Parties may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Debtor agrees to execute and deliver to the Secured

Parties, upon the Secured Parties’ request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Secured Parties may require to perfect a security interest with respect to said items. The Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Parties may reasonably require. Without the prior written consent of the Secured Parties, the Debtor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, the Secured Parties shall have the remedies of a secured party under the Uniform Commercial Code and, at the Secured Parties’ option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Secured Parties may proceed against the items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Parties’ remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.
     Section 13. Events of Default
     The Debtor shall be in default under this Agreement when any of the following events or conditions occurs:
     14.1 Default Under Notes. The Debtor shall be in default under the Notes.
     14.2 Failure to Comply with Terms of this Agreement. The Debtor fails to comply with any term, obligation, covenant, or condition contained in this Agreement, within 10 days after receipt of written notice from the Secured Parties demanding such compliance.
     14.3 False Warranty, Covenant, or Representation. Any warranty, covenant, or representation made to the Secured Parties by the Debtor under this Agreement, proves to have been false in any material respect when made or furnished.
     14.4 Levy, Seizure, Attachment, Lien, or Encumbrance on Collateral. Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by the Debtor within 10 days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Secured Parties.
     Section 14. Acceleration in Case of Borrower’s Insolvency
     If the Debtor shall voluntarily file a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Debtor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for the Debtor’s property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Secured Parties may, at the Secured Parties’ option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Debtor, and the Secured Parties may invoke any remedies permitted by this Agreement. Any attorneys’ fees and other expenses incurred by the Secured Parties in connection with the Debtor’s bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Debtor secured by this Agreement.

     Section 15. Rights of Secured Parties.
     15.1 Disposition of Collateral. Upon default, the Secured Parties may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Parties may bid at any public sale on all or any portion of the Collateral. The Secured Parties shall give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:
15.1.1	Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

15.1.2	The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Debtor has a place of business;

15.1.3	Payment shall be in cash or by certified check immediately following the close of the sale;

15.1.4	The sale shall be by auction, but it need not be by a professional auctioneer;

15.1.5	The Collateral may be sold as is and without any preparation for sale.
     15.2 No Obligation to Dispose of Collateral. Notwithstanding any provision of this Agreement, the Secured Parties shall be under no obligation to offer to sell the Collateral. In the event the Secured Parties offers to sell the Collateral, the Secured Parties will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.
     15.3 Retention of Collateral. In the event the Secured Parties elect not to sell the Collateral, the Secured Parties may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Debtor’s obligation, subject to the Debtor’s rights under such procedures.
     15.4 Appointment of Receiver. In addition to the rights under this Agreement and/or the Sales/Loan Agreement, in the event of a default by the Debtor, the Secured Parties shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by the Secured Parties shall not disqualify a person from serving as receiver.
     Section 16. Waiver of Statute of Limitations
     Debtor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Agreement or to any action brought to enforce the Notes or any other obligation secured by this Agreement.

     Section 17. Waiver of Marshalling
     Notwithstanding the existence of any other security interest in the Collateral held by the Secured Parties or by any other party, the Secured Parties shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. The Secured Parties shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. The Debtor, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.
     Section 18. Provisions of Agreement
     In case of a breach by the Debtor of the covenants and conditions of this Agreement, the Secured Parties at the Secured Parties’ option (i) may invoke any of the rights or remedies provided in the Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement or, (iii) may do both.
     Section 19. Remedies Cumulative
     Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.
     Section 20. Notices
     Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to Secured Parties at the addresses set forth in Exhibit A; and addressed to the Debtor at:
     A Smart Move L.L.C.
     5350 S. Roslyn Street, Suite 300
     Greenwood Village, Colorado 80111
     Attn: Manager
or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.
     Section 21. Law Governing
     This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.
     Section 22. Titles and Captions
     All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     Section 23. Entire Agreement
     This Agreement and the Notes and other agreements executed contemporaneously hereto contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this Agreement.
     Section 24. Agreement Binding
     This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.
     Section 25. Computation of Time
     In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.
     Section 26. Pronouns and Plurals
     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.
     Section 27. Arbitration
     If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.
     Section 28. Presumption
     This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.
     Section 29. Further Action
     The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.
     Section 30. Parties in Interest
     Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     Section 31. Savings Clause
     If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.
Dated: 10-6-04 .

A SMART MOVE L.L.C
By:	/s/ Chris Sapyta

EXHIBIT A
SECURED PARTIES
     NAME                                                                                  DATE                               PRINCIPAL

EXHIBIT B
DESCRIPTION OF COLLATERAL
a.	Presently existing and hereafter arising accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments; documents; general intangibles; and all other forms of receivables, and all guaranties and securities therefor,.and all other forms of obligations owing to Debtor arising out of the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s Books relating to any of the foregoing (collectively “Accounts”);

b.	Present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension finds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Debtor’s Books relating to any of the foregoing (collectively “General Intangibles”);

c.	Present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Debtor’s Books relating to any of the foregoing (collectively “Negotiable Collateral”);

d.	Present and hereafter acquired shipping crates, machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessions, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively “Equipment”);

e.	Books and records including: ledgers; records indicating, summarizing, or evidencing Debtor’s assets or liabilities, or the collateral; all information relating to Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively “Debtor’s Books”);

f.	Substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Instruments, Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the accounts, general Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

g.	All property of the types described in paragraphs a-f or similar thereto, that at any time hereafter may be acquired by Debtor, including but not limited to all accessions, parts, additions, and replacements